Exhibit 6(b)

FORM OF LETTER AGREEMENT

Managers Cadence Capital Appreciation Fund

Managers Cadence Emerging Companies Fund

Managers Cadence Focused Growth Fund

Managers Cadence Mid-Cap Fund

Fund Management Agreement

[            ], 2010

Managers Investment Group LLC

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Fund Management Agreement between Managers Investment Group LLC and The Managers Funds, dated as of April 1, 1999

Ladies and Gentlemen:

Pursuant to Section 11 of the Fund Management Agreement between Managers Investment Group LLC (f/k/a the Managers Funds LLC) (“Managers”) and The Managers Funds (the “Trust”), dated April 1, 1999, as amended from time to time (the “Fund Management Agreement”), the Trust hereby advises you that it is creating four new series to be named Managers Cadence Capital Appreciation Fund, Managers Cadence Emerging Companies Fund, Managers Cadence Focused Growth Fund and Managers Cadence Mid-Cap Fund (the “New Funds”), and that the Trust desires Managers to provide management and investment advisory services with respect to the New Funds pursuant to the terms and conditions of the Fund Management Agreement. Attached as Schedule A and Schedule B are amendments to Appendix A and Appendix B, respectively, to the Fund Management Agreement.

Please acknowledge your agreement to provide the services contemplated by the Fund Management Agreement to the New Funds and your agreement to amend the Fund Management Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

The Managers Funds

By:
Name: Donald S. Rumery
Title: Treasurer and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED

Managers Investment Group LLC

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: [ ], 2010

Schedule A

AMENDMENT TO APPENDIX A

Managers Cadence Capital Appreciation Fund

Managers Cadence Emerging Companies Fund

Managers Cadence Focused Growth Fund

Managers Cadence Mid-Cap Fund

Schedule B

AMENDMENT TO APPENDIX B

Managers Cadence Capital Appreciation Fund 0.45%

Managers Cadence Emerging Companies Fund 1.25%

Managers Cadence Focused Growth Fund 0.45%

Managers Cadence Mid-Cap Fund 0.45%